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                                                                 Exhibit 10.90.4

                                [LOGO OF GMAC]

June 29, 2001

Tarrant Apparel Group
Tag Mex, Inc.
Fashion Resource (TCL), Inc.
3151 East Washington Blvd.
Los Angeles, California 90023

Ladies/Gentlemen:

     Reference is made to the Revolving Credit, Factoring and Security Agreement between us dated as of January 21, 2000 (the "Agreement"). All capitalized terms not otherwise defined herein shall have such meaning as are ascribed to them under the Agreement.

     You have advised us that you are in violation of certain provisions set forth in Section 7.5 of the Agreement in that you did not achieve the required levels of Tangible Net Worth as set forth in Section 7.5(a), meet the necessary Fixed Charged Coverage Ratio required under Section 7.5(b), meet the necessary Interest Coverage Ratio required in Section 7.5 (c) nor meet the Total Leverage Ratio requirement set forth in Section 7.5(d) of the Agreement for the first fiscal quarter of fiscal year 2001. Your failure to achieve the required levels of financial performance for the sections referred to in the preceding section would constitute an Event of Default under the Agreement.

     This letter shall serve to confirm that we hereby waive your failure to achieve the financial performance requirements of Sections 7.5(a), (b), (c), and
(d), for your first fiscal quarter for fiscal year 2001 as an Event of Default, it being understood that such waiver is only with respect to the sections described above and is only applicable for such specific time period and should not be construed as a waiver of the requirements of any other section of the Agreement nor of those specific sections for any other time period.

     In consideration of providing the waiver set forth above, you agree to pay us a covenant waiver fee of $10,000.00, which fee shall be an addition to any other fees, charges or interest payable by you to us under the Agreement, and payment of which fee may be effectuated by our charging your loan account with us.

     For your fiscal quarters ended June 30, 2001 and September 30, 2001 for year ending December 31, 2001 only, those financial covenants set forth in
Section 7.5 of the Agreement which were heretofore measured on a rolling four quarter basis shall for this one fiscal year be measured on a fiscal year to date basis. After December 31, 2001 the rolling four quarter basis of calculation for these financial covenants shall be reinstated.

     This letter shall also serve to advise you that our recently completed field examination of your company has identified that the Dilution of Receivables calculated on a rolling twelve month basis was 10.9%. As a result of this increase in Dilution of Receivables and in accordance with the Agreement


        1290 AVENUE OF THE AMERICAS . NEW YORK, NY 10104 . 212-408-7000
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as amended by the Third Amendment thereto, we have the right to increase our dilution reserve from 10% to 11%. However, based upon your recent demonstration to us that our examiner "double counted" one dilution component, we will delay the implementation of the higher reserve pending the results of our next audit or at such earlier time that we in our sole discretion determine such increase is warranted.

     Additionally this letter shall also serve to confirm the agreement between us, that the Warrant from which you were to issue in our favor, as set forth in paragraph 2(C) of the Third Amendment to the Agreement dated February 2001, shall not be issued by you to us, and that in lieu thereof you hereby agree to pay us a facility fee of $500,000, which fee shall be in addition to any fees charges or interest otherwise payable to us under the Agreement. This $500,000.00 fee shall be earned by us immediately upon the execution by you of this letter agreement, and it shall be payable by you to us in installments of $75,000.00 each paid on each of June 30, 2001, September 30, 2001, December 31, 2001, March 31, 2002, June 30, 2002 and September 30, 2002, and a final installment of $50,000.00 paid on December 31, 2002. Payment of all such installments may be effectuated by our charging your loan account with us. Upon the occurrence of any Event of Default, or if the Agreement is terminated for any reason whatsoever, then in any such event the balance of the $500,000.00 facility fee then unpaid shall be immediately due and payable without the necessity of any demand therefor.

     Except as hereby or heretofore modified or amended all of the provisions of the Agreement shall continue to remain in full force and effect in accordance with their original terms.

     If the foregoing correctly sets forth the agreement between us, please execute a copy of this letter in the space provided below and return the fully executed copy to our offices.

                                        Very truly yours,
                                        GMAC Commerical Credit LLC

                                        By:      /s/ Frank Imperat
                                           -------------------------------

                                        Title:         Illegible
                                              ----------------------------


                                        READ AND AGREED TO:

                                        TARRANT APPAREL GROUP

                                        By:       /s/ Scott Briskie
                                           -------------------------------

                                        Title:             CFO
                                              ----------------------------


                                        TAG MEX, INC.

                                        By:       /s/ Scott Briskie
                                           -------------------------------

                                        Title:            CFO
                                              ----------------------------


                                        FASHION RESOURCE (TCL), INC.

                                        By:       /s/ Scott Briskie
                                           -------------------------------

                                        Title:            CFO
                                              ----------------------------

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